UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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SUPERGEN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPERGEN, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2007

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of SuperGen, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 14, 2007 at 2:00 p.m., local time, at the Company’s principal executive office, 4140 Dublin Boulevard, Dublin, California 94568, for the following purposes:

1.                To elect six directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.                To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2007.

We are not aware of any other business to come before the annual meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of the Company’s common stock at the close of business on April 26, 2007, the record date, are entitled to notice of and to vote at the annual meeting.

All stockholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she has returned a proxy.

/S/ JAMES S.J. MANUSO, PH.D.
President, Chief Executive Officer and Director

Dublin, California
April 30, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE

SUPERGEN, INC.

PROXY STATEMENT
FOR
2007 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of SuperGen, Inc. (“we,” “SuperGen,” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, June 14, 2007 at 2:00 p.m., local time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Company’s principal executive office, 4140 Dublin Boulevard, Dublin, California 94568. The telephone number at that location is (925) 560-0100.

The proxy solicitation materials, which include the Proxy Statement, Proxy Card, and the Company’s 2006 Annual Report to Stockholders, were first mailed to all stockholders entitled to vote at the annual meeting on or about April 30, 2007.

Record Date

Stockholders of record at the close of business on April 26, 2007 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. As of the Record Date, 57,393,371 shares of the Company’s common stock were issued and outstanding. No shares of preferred stock were outstanding.

Revocability of Proxies

Any proxy given under this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

Voting and Voting Procedures

Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on by the stockholders. Stockholders do not have the right to cumulate votes. Votes cast in person or by proxy will be tabulated by Mellon Investor Services LLC, the Company’s transfer agent.

Upon the execution and return of the enclosed form of proxy, the shares represented thereby will be voted in accordance with the terms of the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted as follows:

(1)         “FOR” the election of each of the Company’s nominees as a director.

(2)         “FOR” ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2007.

Quorum; Abstentions; Broker Non-Votes

A majority of the outstanding shares of common stock entitled to vote on the Record Date, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the annual meeting or any adjournments thereof. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the annual meeting and “entitled to vote on the subject matter” (the “Votes Cast”) with respect to such matter.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Neither abstentions nor broker “non-votes” affect the election of directors as the vote required is a plurality of the votes duly cast, which means that only affirmative votes will affect the outcome of the election. Broker “non-votes” are not deemed to be Votes Cast. As a result, while abstentions are deemed to be Votes Cast and will have the effect of votes in opposition of a given proposal, broker “non-votes” are not included in the tabulation of the voting results on issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Costs of Solicitation of Proxies

We will bear the costs of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally or by telephone, letter, e-mail or facsimile.

Householding

In an effort to reduce printing costs and postage fees, we have adopted the practice approved by the Securities and Exchange Commission (“SEC”) called “householding.”  Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, or visit our website at www.supergen.com. You may also contact us at the same address if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Deadline for Receipt of Stockholder Proposals

Our stockholders may submit proposals that they believe should be voted upon at our next annual meeting or nominate persons for election to our Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), some stockholder proposals may be eligible for inclusion in the Proxy Statement for our 2008 annual meeting. Any such stockholder proposals must be submitted in writing to the attention of the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, no later than 120 days prior to the first anniversary of the date on which notice of our 2007 annual meeting was mailed to stockholders. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the 2008 Proxy Statement.

Alternatively, under our Bylaws, a nomination or a proposal for the 2008 annual meeting that the stockholder does not seek to include in our 2008 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, not less than 60 days prior to the first anniversary of the date on which notice of our 2007 annual meeting was mailed to stockholders. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2008 annual meeting is March 16, 2008 (45 calendar days prior to the first anniversary of the date on which notice of our 2007 annual meeting was mailed to stockholders). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the annual meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Independence

Our Board is the ultimate decision-making body of the Company, except with respect to those matters reserved for the approval of stockholders. The Board has reviewed the independence of each director and determined that all of our directors, other than Dr. James Manuso and Dr. Michael Young, are independent directors under the marketplace rules of the Nasdaq Stock Market. We have also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Governance and Nominating Committee are independent under the marketplace rules of the Nasdaq Stock Market and the rules of the SEC.

Consideration of Stockholder Recommendations and Nominations

The Governance and Nominating Committee of our Board will consider both recommendations and nominations from stockholders for candidates to our Board. A stockholder who desires to recommend a candidate for election to our Board shall direct the recommendation in writing to the Corporate Secretary, SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock and amount of stock holdings. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

If, instead, a stockholder desires to nominate a person directly for election to our Board, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals” above) and meet the deadlines and other requirements set forth in Section 3.17 of our Bylaws, including: (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to the be nominated; (2) a representation that the stockholder is a holder of record of our stock or entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder, each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (5) the consent of each nominee to serve as a director of the Company if so elected.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee will use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board select, as director nominees:

•       The Committee will review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•       The Committee will evaluate the performance and qualifications of individual members of our Board eligible for re-election at the annual meeting of stockholders.

•       The Committee will consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, diversity, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board as a whole. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who (1) are predominately independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

•       After such review and consideration, the Committee selects, or recommends that our Board select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•       In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•       The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board.

Stockholder Communication with our Board of Directors

Any stockholder may contact any of our directors by writing to them by mail c/o SuperGen, Inc., 4140 Dublin Boulevard, Suite 200, Dublin, California 94568.

Any stockholder communications directed to our Board (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our

Financial Information Integrity Policy) will first go to our Corporate Secretary, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

The Corporate Secretary will forward all such original stockholder communications to our Board for review.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available in the corporate governance section on our website at www.supergen.com.

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of our Board to encourage board members to attend the annual meeting of stockholders. Four members of our Board attended our 2006 Annual Meeting of Stockholders.

Board Meetings and Committees

During the year ended December 31, 2006, the Board held four meetings, some of which were held telephonically. In addition, certain matters were approved by the Board or a committee of the Board by unanimous written consent. Each director is expected to attend each meeting of the Board of Directors and those committees on which he serves. During 2006, all of the directors attended 75% or more of the meetings of the Board and committees, if any, upon which such directors served, with the exception of Mr. Girardi, who attended 67% of applicable meetings.

The Board currently has three standing committees:  the Audit Committee, Compensation Committee, and Governance and Nominating Committee. Each committee has a written charter that has been approved by our Board. The charters are available in the corporate governance section of our website at www.supergen.com.

Audit Committee.   The members of the Audit Committee are Mr. Casamento, Mr. Girardi, and Mr. Lack. The Board has determined that each of the members of the Audit Committee is “independent,” as defined under and required by the federal securities laws and the rules of the Nasdaq Stock Market, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Casamento qualifies as an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and has the “financial sophistication” required under the rules of the Nasdaq Stock Market. The Audit Committee reviews and monitors the corporate financial reporting, internal controls and the internal and external audits of the Company, including, among other things, the audit and control functions, the results and scope of the annual audit and other services provided by the Company’s independent auditors, and the Company’s compliance with legal matters that have a significant impact on its financial reports. The Audit Committee meets independently with our independent auditors and our senior management and reviews the general scope of our accounting, financial reporting, annual audit and the results of the annual audit, interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter. The Audit Committee held six meetings during 2006. For more information regarding the functions performed by the Audit Committee, please see “Report of the Audit Committee of the Board of Directors,” included in this Proxy Statement.

Compensation Committee.   The Compensation Committee is currently composed of two independent directors, as defined in the applicable listing standards of the Nasdaq Stock Market:  Mr. Girardi and Mr. Lack. The Compensation Committee reviews the Company’s executive compensation policy, including equity compensation for senior executives of the Company, and makes recommendations to the Board regarding such matters. The role of the Compensation Committee is described in greater detail under the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”  The Compensation Committee held two meetings during 2006 and approved several matters by unanimous written consent.

Governance and Nominating Committee.   The Governance and Nominating Committee is composed of Mr. Casamento, Mr. Girardi, Dr. Goldberg, and Mr. Lack. All Committee members are independent, as defined in the applicable listing standards of the Nasdaq Stock Market. The purpose of this Committee is to assist the Board in meeting appropriate governance standards. To carry out this purpose, the Committee’s role is to:  (1) develop and recommend to the Board the governance principles applicable to the Company; (2) oversee the evaluation of the Board and management; (3) recommend to the Board director nominees for each committee; (4) assist the Board by identifying prospective director nominees and determine the director nominees for the next annual meeting of stockholders and (5) manage and oversee the recruitment of successor CEO candidates.  The Governance and Nominating Committee did not hold a formal meeting during 2006.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board.

Cash Compensation.   In the first half of 2006, non-employee directors of the Company received cash compensation in accordance with the schedule noted in the first column below. In March 2006, the Board approved an increase in compensation to non-employee directors that went into effect on June 9, 2006, the date of the 2006 annual meeting, in accordance with the second column below:

	2005/2006 Compensation Schedule	2006/2007 Compensation Schedule
Annual Retainer	$6,000	$10,000
Board Meeting attendance (In person)	3,000	3,500
Board Meeting attendance (Telephonically, lasting in excess of 30 minutes)	1,500	1,750
Committee Meeting attendance (In person)	1,500	1,750
Committee Meeting attendance (Telephonically, lasting in excess of 30 minutes)	750	1,000
Audit Committee Meeting, Chairman (In person).	2,000	2,250
Audit Committee Meeting, Chairman (Telephonically, lasting in excess of 30 minutes)	1,000	1,250

Directors and Board committee members are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

Stock Options.   We previously granted non-employee directors stock options pursuant to our 1996 Directors’ Stock Option Plan (“Directors’ Plan”). Under the Directors’ Plan, each new non-employee director who joined the Board received an option to purchase 50,000 shares of our common stock. All options granted under the Directors’ Plan vested as to 20% of the shares upon grant and as to 20% of the shares each year thereafter, provided that the non-employee director continues to serve as a director on such date. Each option has a term of ten years from the date of grant. The exercise price per share for all options granted under the Directors’ Plan is 100% of the fair market value of our common stock on the date of grant. The Directors’ Plan expired in 2006.

In March 2006, the Board approved an annual grant, commencing in June 2006 and thereafter on the date of each annual meeting, of a stock option to each then-serving member of the Audit Committee, Compensation Committee, and Governance and Nominating Committee, respectively, for their services on each such committee, to purchase 10,000 shares of our common stock under our 2003 Stock Plan. All options granted to committee members shall vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option shall have a term of ten years from the date of grant. The exercise price per share for all options granted shall be 100% of the fair market value of our common stock on the date of grant.

In March 2007, the Board approved an annual grant, commencing in June 2007 and thereafter on the date of each annual meeting, of a stock option to each then-serving member of the Board, Audit Committee, and Compensation Committee, respectively, for their services on the Board and each such committee, to purchase 10,000 shares of our common stock under the 2003 Stock Plan. All options granted to committee members shall vest as to 25% of the shares on the date of grant and as to 25% of the shares on each three-month anniversary of the date of grant. Each option shall have a term of ten years from the date of grant. The exercise price per share for all options granted shall be 100% of the fair market value of our common stock on the date of grant.

Director Summary Compensation Table for Fiscal Year Ended December 31, 2006

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)		Total ($)
Charles J. Casamento	28,000	—	69,814		—	—	—		97,814
Thomas V. Girardi	19,250	—	72,550		—	—	—		91,800
Allan R. Goldberg	18,250	—	63,646		—	—	—		81,896
	—	—	25,502	(2)	—	—	20,000	(3)	45,502
Walter J. Lack	21,750	—	74,051		—	—	—		95,801
Michael D. Young	15,750	—	31,583		—	—	—		47,333

(1)           Reflects the dollar amount recognized with respect to options held by the director for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R, and as such includes amounts from awards granted in and prior to 2006. The full FAS 123R grant date value (without regard to forfeiture assumptions) of options granted to each director in 2006 is noted below.

(2)           Represents FAS 123R grant date fair value of stock option award as chairman of the Company’s Scientific Advisory Board.

(3)           Represents cash fees paid as chairman of the Company’s Scientific Advisory Board.

The following table sets forth option grants to non-employee directors/committee members during 2006:

Name	Committee	Date of Grant	Number of Shares Underlying Options Granted	Exercise Price Per Share $(2)	Expiration Date	Grant Date Fair Value $(5)
Charles J. Casamento	Audit	06/09/06 (1)	10,000	3.97	06/09/16	24,470
	Governance	06/09/06 (1)	10,000	3.97	06/09/16	24,470
Thomas V. Girardi	Audit	06/09/06 (1)	10,000	3.97	06/09/16	24,470
	Compensation	06/09/06 (1)	10,000	3.97	06/09/16	24,470
	Governance	06/09/06 (1)	10,000	3.97	06/09/16	24,470
Allan R. Goldberg	Governance	06/09/06 (1)	10,000	3.97	06/09/16	24,470
	(3)	07/26/06 (4)	8,889	3.65	07/26/16	20,000
Walter J. Lack	Audit	06/09/06 (1)	10,000	3.97	06/09/16	24,470
	Compensation	06/09/06 (1)	10,000	3.97	06/09/16	24,470
	Governance	06/09/06 (1)	10,000	3.97	06/09/16	24,470
Michael D. Young	—	—	—	—	—	—

(1)          Option shares vest as to 25% of the shares on the date of the grant and as to 25% of the shares on each three-month anniversary thereafter.

(2)          The exercise price per share represents the fair market value on the date of grant as determined by the closing price of our common stock on the Nasdaq Global Market.

(3)          Grant to non-employee director as chairman of the Company’s Scientific Advisory Board.

(4)          Option vests as to 1/12th of the shares on August 26, 2006 and at the end of each full month thereafter.

(5)          Reflects the grant date fair value of each equity award computed in accordance with SFAS 123R. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007. These amounts do not correspond to the actual value that will be recognized by each director.

As of December 31, 2006, each non-employee director had the following number of options outstanding:

Name	Aggregate Number of Shares
Charles J. Casamento	152,500
Thomas V. Girardi	295,000
Allan R. Goldberg	76,389
Walter J. Lack	127,500
Michael D. Young	150,000

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our Board is currently composed of six members. The directors are elected to serve one-year terms and until their respective successors are elected and qualified. The Board has nominated the persons set forth below for election as directors. All of the nominees are current directors of the Company. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned below. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for such nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as directors of the Company. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED BELOW.

Information Regarding Nominees

Name	Age	Principal Occupation
James S.J. Manuso	58	President, Chief Executive Officer and Director of the Company
Charles J. Casamento(1)(3)	61	President and Chief Executive Officer, Osteologix, Inc.
Thomas V. Girardi(1)(2)(3)	67	Senior Partner, Girardi & Keese
Allan R. Goldberg(3)	65	Managing Partner, The Channel Group, LLC
Walter J. Lack(1)(2)(3)	59	Managing Partner, Engstrom, Lipscomb & Lack
Michael D. Young	67	Chairman and Chief Scientific Officer, Strategic Healthcare Development LLC

(1)          Member of the Audit Committee

(2)          Member of the Compensation Committee

(3)          Member of the Governance and Nominating Committee

James S.J. Manuso, Ph.D., has served as our president and chief executive officer since January 1, 2004, as our chief executive officer-elect from September 2003 to December 2003 and as a director since February 2001. Dr. Manuso is co-founder and immediate past president and chief executive officer of Galenica Pharmaceuticals, Inc. Dr. Manuso co-founded and was general partner of PrimeTech Partners, a biotechnology venture management partnership, from 1998 to 2002, and Managing General Partner of The Channel Group LLC, an international life sciences corporate advisory firm. He was also president of Manuso, Alexander & Associates, Inc., management consultants and financial advisors to pharmaceutical and biotechnology companies. Dr. Manuso was a vice president and Director of Health Care Planning and Development for The Equitable Companies (now Group Axa), where he also served as Acting Medical Director. He currently serves on the board of privately-held KineMed, Inc. and Merrion Pharmaceuticals Ltd. (Dublin, Ireland). Previously, he served on the boards of Inflazyme Pharmaceuticals, Inc., Symbiontics, Inc., Quark Biotech, Inc., Galenica Pharmaceuticals, Inc., and

Supratek Pharma, Inc. Dr. Manuso earned a B.A. with Honors in Economics and Chemistry from New York University, a Ph.D. in Experimental Psychophysiology from the Graduate Faculty of The New School University, a Certificate in Health Systems Management from Harvard Business School, and an Executive M.B.A. from Columbia Business School. Dr. Manuso is the author of over 30 chapters, articles and books on topics including health care cost containment and biotechnology company management. He has taught and lectured at Columbia, New York University, Georgetown, Polytechnic University, and Waseda University (Japan). He has delivered invited addresses at meetings of the American Management Association, the American Medical Association, the Securities Industry Association, the Biotechnology Industry Organization, and many other professional associations. Dr. Manuso is also a member of the Board of Trustees of the Greater San Francisco Bay Area Leukemia & Lymphoma Society.

Charles J. Casamento has served as a director since September 2002. Mr. Casamento is president and CEO of Osteologix, Inc., a public biopharmaceutical company developing products for treating osteoporosis. From 1999 through August 2004, he served as chairman of the board, president and CEO of Questcor Pharmaceuticals, Inc. Mr. Casamento formerly served as RiboGene, Inc.’s president, CEO and chairman of the board from 1993 through 1999 until it merged with Cypros to form Questcor. He was co-founder, president and CEO of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company, from 1989 until 1993. Mr. Casamento has also held senior management positions at Genzyme Corporation, where he was senior vice president, pharmaceuticals and biochemicals; American Hospital Supply, where he was vice president of business development and strategic planning for the Critical Care Division; Johnson & Johnson, Hoffmann-LaRoche, Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX Pharmaceuticals, a biopharmaceutical company. He holds a bachelor’s degree in Pharmacy from Fordham University and an M.B.A. from Iona College and is a licensed pharmacist in the states of New York and New Jersey.

Thomas V. Girardi has served as a director since May 2000. Mr. Girardi is senior partner of Girardi & Keese, a law firm specializing in major business litigation, where he has worked since 1964. Mr. Girardi has served as national president and Los Angeles chapter president of the American Board of Trial Advocates, has also served as president of the International Academy of Trial Lawyers, an organization limited to 500 trial lawyers in America, 2005 to 2006 and is a member of the Inner Circle of Advocates, American Board of Professional Liability Lawyers, International Society of Barristers, and American Trial Lawyers Association. Mr. Girardi is also a member of the board of directors of Spectrum Laboratories, Inc. and Coast Casinos, Inc. He received his B.S. from Loyola Marymount University, his J.D. from Loyola Law School and an L.L.M. from New York University.

Allan R. Goldberg, Ph.D. has served as a director since March 2005. Dr. Goldberg is a co-founder and currently serves as a managing partner of The Channel Group LLC, a global life science venture management and strategic advisory organization with expertise in business, financial and commercial development. Prior to his affiliation with The Channel Group, Dr. Goldberg co-founded PrimeTech Partners, a venture management partnership whose purpose was to create, finance and develop biomedical companies. From 1989 to 1997, Dr. Goldberg held various senior management positions including chief scientific officer, chairman and chief executive officer at Innovir Laboratories, Inc., a NASDAQ-listed biotechnology company he co-founded. He also is a director and co-founder of ZyStor Therapeutics, Inc., a Milwaukee-based biotechnology company. Prior to Innovir, Dr. Goldberg was a professor of virology and a Richard King Mellon Foundation Fellow at The Rockefeller University from 1971 to 1989. Dr. Goldberg has served as a consultant to several large pharmaceutical companies as well as numerous private and public academic institutions. He earned a B.A. in English and Mathematics from Cornell University and a Ph.D. in Biochemistry/Biology from Princeton University, and was a postdoctoral fellow at Albert Einstein College of Medicine.

Walter J. Lack has served as a director since February 2000. Mr. Lack is managing partner of Engstrom, Lipscomb & Lack, a Los Angeles, California law firm that he founded in 1974. Mr. Lack has acted as a special arbitrator for the Superior Court of the State of California since 1976 and for the American Arbitration Association since 1979. He is a member of the International Academy of Trial Lawyers and an Advocate of the American Board of Trial Advocates. Mr. Lack is also a member of the board of directors of HCC Insurance Holdings, Inc. and Spectrum Laboratories, Inc. He received his B.A. from Loyola Marymount University where he is a long standing member of the Board of Regents. He received his J.D. from Loyola Law School in Los Angeles.

Michael D. Young, M.D., Ph.D. has served as a director since September 2002. Dr. Young has more than 25 years of experience in the pharmaceutical industry, with significant management experience in the areas of clinical research and development, pre-clinical development and worldwide regulatory affairs. Prior to joining our board of directors, he served as development director, chief scientific officer, for London-based Celltech PLC, a leading European biotechnology company, where he was responsible for all research and strategic product development. During his tenure, Celltech developed five new products. Previously, Dr. Young was corporate director, worldwide regulatory and clinical development, for The Procter & Gamble Company. He has also held senior positions at SmithKline Beckman Corp., French Laboratories, Astra Pharmaceuticals and Delbay Pharmaceuticals (a joint-venture between Bayer and Schering Plough).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

With authority granted by our Board, the Audit Committee has appointed Ernst & Young LLP as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007, and recommends that the stockholders vote for ratification of such appointment.

Ernst & Young has audited our financial statements since 1994. A representative of Ernst & Young is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Principal Auditor Fees and Services

The following table sets forth fees for services Ernst & Young provided during fiscal years 2006 and 2005:

	2006	2005
Audit fees(1)	$753,000	$442,000
Audit-related fees(2)	220,000	—
Tax fees(3).	110,000	109,100

(1)          Represents fees for professional services provided in connection with the audit of our annual financial statements and internal controls, review of our quarterly financial statements, advice on accounting matters that arose during the audit, and audit services provided in connection with other statutory or regulatory filings.

(2)          Represents fees for accounting consultation services.

(3)          Represents fees for preparation of federal and state consolidated tax returns.

The Audit Committee has considered whether the non-audit services provided by Ernst & Young are compatible with maintaining the independence of Ernst & Young and has concluded that the independence of Ernst & Young is maintained and is not compromised by the services provided.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Ernst & Young. During fiscal years 2006 and 2005, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the outstanding shares of common stock represented, in person or by proxy, and entitled to vote on this proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as having been represented.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPOINTING ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth the beneficial ownership of common stock of the Company as of April 26, 2007 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock; (ii) each of the Company’s directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

Name	Shares Beneficially Owned (1)	Percentage Beneficially Owned (%)
State of Wisconsin Investment Board(2)	5,256,022	9.2
MGI PHARMA, Inc.(3)	4,000,000	7.0
James E. Flynn and related Deerfield Capital, L.P. and affiliates(4)	2,944,173	5.1
Charles J. Casamento(5)	152,500	*
Thomas V. Girardi(6)	528,500	*
Allan R. Goldberg(7)	54,908	*
Walter J. Lack(8)	400,000	*
James S.J. Manuso(9)	1,856,470	3.1
Michael D. Young(10)	150,000	*
Edward L. Jacobs	8,630	*
Audrey F. Jakubowski(11)	130,819	*
Michael Molkentin(12)	126,319	*
All directors and executive officers as a group (9 persons)(13)	3,408,146	5.7

*      Less than 1%.

       (1)   The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire at June 25, 2007 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. At April 26, 2007, there were 57,393,371 shares of our common stock outstanding.

       (2)   The number of shares beneficially owned is as reported in a Schedule 13G filed by State of Wisconsin Investment Board with the SEC on February 13, 2007. The address of the State of Wisconsin Investment Board is P.O. Box 7842, Madison, WI 53707.

       (3)   The number of shares beneficially owned is as reported in a Schedule 13G filed by MGI PHARMA, Inc. with the SEC on September 28, 2004. The address of MGI PHARMA, Inc. is 5775 West Old Shakopee Road, Suite 100, Bloomington, MN  55437.

       (4)   The number of shares beneficially owned is as reported in a Schedule 13G filed by James E. Flynn with the SEC on February 8, 2007. The following individual and entities share voting and dispositive power with respect to the following shares:  James E. Flynn - 2,944,173 shares; Deerfield Capital, L.P. - 1,063,579 shares; Deerfield  Partners, L.P. - 564,200 shares; Deerfield Special Situations Fund, L.P. - 499,379 shares; Deerfield Management Company, L.P. - 1,880,594 shares; Deerfield International Limited - 878,768 shares; Deerfield Special Situations Fund International Limited - 1,001,826 shares. The address of James E. Flynn, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The address of Deerfield International Limited and Deerfield Special Situations Fund International Limited is c/o Bisys Management, Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, British Virgin Islands.

       (5)   Represents 152,500 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

       (6)   Includes 295,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

       (7)   Represents 54,908 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

       (8)   Includes 80,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

       (9)   Includes 60 shares held individually by Susan Manuso, James Manuso’s wife; 10 shares held by Susan Manuso as custodian for their minor daughter under Uniform Grant to Minors Act; and 1,855,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable by James Manuso at June 25, 2007.

(10)   Represents 150,000 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

(11)   Represents 130,819 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

(12)   Includes 125,068 shares issuable upon the exercise of stock options to purchase shares of common stock exercisable at June 25, 2007.

(13)   See footnotes (5) through (12). Includes 2,843,295 shares issuable upon the exercise of stock options to purchase shares of common stock held by directors and executive officers which are exercisable at June 25, 2007.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2006:

	(A)	(B)	(C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (2)
Equity compensation plans approved by security holders	6,615,153	$8.75	2,651,402
Equity compensation plans not approved by security holders	—	—	—
Total	6,615,153	$8.75	2,651,402

(1)          Consists of securities issuable under the 1993 Stock Option Plan, the 2003 Stock Plan and the 1996 Directors’ Option Plan.

(2)          Includes 2,569,188 shares issuable under the 2003 Stock Plan and 82,214 shares issuable under the 1998 Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our executive compensation programs are designed to meet the following objectives:

•       Attract and retain qualified executives with a view to the highly competitive nature of the marketplace in the San Francisco Bay Area biotechnology industry and other industries from which we may seek executive talent;

•       Provide an executive compensation structure that is not only competitive in our geographic and industry areas, but is internally equitable and consistent based on the level of responsibilities for each executive position;

•       Motivate and reward our executives to perform to the best of their abilities; and

•       Align our financial results and compensation paid to executive officers with a goal to achieve the Company’s current year and longer-term strategic business goals.

These objectives fit within our overall compensation philosophy by helping to continuously improve the Company’s performance, secure the future potential of our business, enhance stockholder value, and provide proper compliance with regulatory and related requirements.

To meet these objectives, we have implemented an executive compensation program based on the following policies:

•       Pay cash compensation in the form of executive base pay that is competitive with the practices of other San Francisco Bay Area biotechnology companies and other relevant industries that are similar in size; and

•       Pay for performance through a management bonus plan that is based upon shorter-term incentives and through merit increases based on company and personal performance, as well as market data.

The Compensation Committee is responsible for ensuring compliance with these objectives and policies and, accordingly, is empowered to review and approve the annual compensation arrangements of the Company’s executive officers, including annual base salary, annual incentive bonus, equity compensation, and other benefits and compensation. Our executive team is comprised of the President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Regulatory and Quality Officer. Throughout this Proxy Statement, our executive team is referred to as the “executive officers” and comprises our “Named Executive Officers.”

Role of our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and with respect to our Named Executive Officers, the 2003 Stock Plan. This Committee is appointed by the Board, and consists entirely of directors who are independent for purposes of the listing standards of the Nasdaq Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Committee is comprised of Thomas V. Girardi and Walter J. Lack,  and operates under a written charter that is periodically reviewed and revised by the Committee and the Board. A copy of this charter is available for review in the corporate governance section of our website at www.supergen.com. The Committee held two meetings in 2006 and approved several other matters by unanimous written consent.

Role of Executive Officers in Compensation Decisions

Dr. Manuso, our President and Chief Executive Officer, reviews the performance of each other executive officer, and presents his findings to the Compensation Committee, together with recommendations for compensation structures applicable to the subject year. The Compensation Committee considers these findings and recommendations, but makes its own final determinations. The Compensation Committee alone or in consultation with the full Board of Directors reviews Dr. Manuso’s performance.

Role of Compensation Consultants and Surveys

The Compensation Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. In 2006, the Presidio Pay Advisor Executive Compensation Survey, along with the Radford Global Life Sciences Survey (the “Radford Survey”) were used in evaluating the various elements of the compensation of our executive officers.

Elements of Compensation

Our executive officers’ compensation has three primary components:

•       Base salary;

•       Participation in the bonus plan;

•       Participation in the annual equity compensation award.

In addition, we provide our executive officers with certain benefits that are available to all employees in the geographic location(s) in which they are based. We do not provide pension arrangements, deferred compensation or other similar benefits to our executive officers, except for certain termination benefits afforded to our President and Chief Executive Officer as described in detail under the section of this Proxy Statement entitled “Potential Payments Upon Termination Following Change of Control.”

We believe that this combination of elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and facilitates executive recruitment and retention.

Base Salaries

Base salaries are designed to meet competitive norms and reward exemplary performance generally on an annual basis. We rely on data from the Radford Survey, as well as general market sources, to compare base salaries against those for companies with similar numbers of employees and located in similar geographic area(s). The Radford Survey includes peer group information regarding salaries, equity compensation awards for new hires and existing employees, including officers, and non-statutory benefits for 47 San Francisco Bay Area companies and 58 Mountain States companies identified as peer group companies for our Dublin/Pleasanton and Salt Lake City locations, respectively. Based on the competitive landscape, we initially target salaries to be in at least the 50th percentile of peer group companies.

Dr. Manuso’s base salary is described in his employment agreement. The agreement provides for an initial base salary of $400,000 for the term of the agreement (January 1, 2004 through December 31, 2006) adjusted annually at twice the percentage increase in the Consumer Price Index. The Compensation Committee established this base salary based on its evaluation of Dr. Manuso’s job responsibilities and his experience. The Committee also evaluated compensation paid to executives of peer companies. Dr. Manuso’s base salary was increased to $460,531 as of January 1, 2006 to account for cost of living increases.

Bonus Plan

We have a bonus plan that is intended to motivate and reward all employees, including our executive officers, to perform well and achieve shorter-term company objectives. The amount of bonus is determined based on an employee’s targeted contribution to the overall outcome of the Company’s performance objectives, the Company’s performance, individual performance and also reflects market conditions. The bonus is paid in cash.

For 2006, the Compensation Committee reviewed the bonus plan to determine if bonuses were to be awarded to executive officers based on achievement of short term company objectives and individual performance. The Compensation Committee determined that these goals were achieved and awarded a bonus to Mr. Molkentin, our Chief Financial Officer, and to Ms. Jakubowski, our Chief Regulatory and Quality Officer. In addition, Mr. Jacobs received a severance payment for 2006 in connection with his termination of employment in December. Bonus awards are made in the sole discretion of the Compensation Committee and are based on information provided by management.

Dr. Manuso does not participate in the bonus plan, but rather is eligible to receive the annual bonuses described in his employment agreement. Pursuant to his agreement, he received a guaranteed bonus of $100,000 for 2006. In addition, the Compensation Committee determined that he earned the maximum performance-based bonus payment of $250,000.

Equity Compensation, including Grant Policies

Our Compensation Committee regularly monitors the environment in which we operate and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value. We may use various forms of equity compensation to motivate and reward long-term performance and encourage our employees to participate in the ownership of the Company. Historically, we have granted equity awards to our executive officers in the form of stock options. In spite of the evolution of the accounting treatment of certain types of awards, particularly as a result of SFAS 123R, Share Based Payment, which requires a company to recognize as an expense the fair value of stock options and other stock-based compensation granted to employees, the Compensation Committee has determined that it is in the best interests of the Company and our stockholders to continue this practice. The Company utilizes a vesting schedule to encourage our executive officers to continue in the employ of SuperGen and to encourage executive officers to maintain long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses on the executive officers’ current and expected future value to the Company and the competitive influence of peer organizations. The Compensation Committee also considers the number of unvested options held by the executive officer.

Our Board and Compensation Committee have not adopted formal policies regarding the timing of granting equity compensation awards. For example, the Compensation Committee has not established a set date for an annual equity compensation award, but rather, has acted in a timely manner following management’s review of employee performance for this purpose. Equity compensation grants are typically approved by the Compensation Committee at scheduled meetings of the Committee or by unanimous written consent. The timing of such actions is driven by the Committee’s need to conduct particular business, such as an equity compensation grant, and not by the Company’s stock price. The exercise price or calculation price used in connection with any equity compensation grant is determined as the closing price for the Company’s common stock on Nasdaq on the date of the meeting at which the grant is approved. The Compensation Committee has not granted, nor does it intend in the future to grant, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, our Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates.

Generally Available Benefits Programs

We also offer a number of other benefits to our employees and executive officers including medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, paid holidays, floating holidays, vacation, personal time off, and employee assistance programs.

We believe that the availability of these benefits programs generally enhance employee productivity and loyalty to the Company. The main objectives of our benefits programs are to give all our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These available benefits typically do not specifically factor into decisions regarding an individual employee’s or executive officer’s total compensation or equity award package.

Description of 401(k) Plan

SuperGen also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all employees. In prior years, the Company made discretionary contributions to the 401(k) Plan, which were allocated based upon the relative compensation of each participant with at least 1,000 hours of service during the plan year and who were employed on the last day of the plan year. Beginning in 2005, SuperGen began making matching employer contributions, at rates varying from 1% to 3%, up to a maximum of $6,000 annually, based on the rate of the employee’s 401(k) payroll contribution. Currently, the Company’s discretionary and matching contributions vest ratably over five years.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

The Committee is responsible for addressing issues raised by Section 162(m) of the Internal Revenue Code. Section 162(m) limits SuperGen’s tax deduction for compensation paid to certain executive officers that does not qualify as “performance-based” to $1 million per executive officer. To qualify as performance-based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee was formed in January of 1993. The Compensation Committee is composed of Mr. Girardi and Mr. Lack, who are directors of the Company. Neither of these persons was an employee of the Company or any of its subsidiaries, nor were there any Compensation Committee interlocks or other relationships during 2006 requiring disclosure under Item 407(e)(4) of Regulation S-K of the Securities Act of 1933, as amended.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that SuperGen specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2006. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in SuperGen’s Form 10-K for the year ended December 31, 2006.

This report is submitted by the Compensation Committee of the Board of Directors of SuperGen.

Walter J. Lack, Chairman
Thomas V. Girardi

2006 Summary Compensation Table

The following table presents the total compensation earned by each of the named executive officers during the fiscal year ended December 31, 2006 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Grants ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
James S.J. Manuso	2006	459,242	350,000	—	1,946,107	—	36,236	(2)	2,755,349
President and Chief Executive Officer
Edward L. Jacobs (3)	2006	397,098	113,516	—	138,508	—	321,903	(4)	971,025
Former Chief Operating Officer
Audrey Jakubowski	2006	253,935	60,580	—	78,467	—	6,000	(5)	398,982
Chief Regulatory and Quality Officer
Michael Molkentin	2006	254,217	55,600	—	285,139	—	6,000	(5)	600,956
Chief Financial Officer

(1)          Reflects the dollar amount recognized with respect to options held by the Named Executive Officer for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123R, and as such includes amounts from awards granted in and prior to 2006. The full FAS 123R grant date value (without regard to forfeiture assumptions with respect to options with service based vesting conditions) of options granted to each Named Executive Officer in 2006 is noted below.

(2)          Includes $21,863 for car allowances, $6,000 for 401(k) company match, $5,471 for club dues, and $2,902 for life insurance premiums.

(3)          Mr. Jacobs terminated his employment with the Company effective December 31, 2006.

(4)          Includes $289,611 in severance payments, $26,292 for car allowances, and $6,000 for 401(k) company match.

(5)          Represents 401(k) plan company match.

Grants of Plan-Based Awards in 2006

The following table presents information concerning each grant of an award made to a Named Executive Officer in fiscal 2006 under any plan. All awards were granted under our 2003 Stock Plan.

									All Other	All Other			Grant Date
									Stock	Option			Fair Value
			Estimated Future Payouts			Estimated Future Payouts			Awards:	Awards:	Exercise or	Closing	of Stock
			Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	Base Price	Price on	and
			Plan Awards			Plan Awards			Shares of	Shares of	of Option	Grant	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Stock or	Awards	Date	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	Units (#)	($/Sh)	($/Sh)	($)(8)

James S.J. Manuso	01/03/06	01/03/06	—	—	—	—	—	—	—	250,000	(1)	$5.03	$5.03	$742,750
	08/31/06	08/31/06	—	—	—	—	—	—	—	200,000	(2)	4.87	4.87	585,040
Edward L. Jacobs	03/09/06	03/09/06	—	—	—	—	—	—	—	60,000	(3)	5.10	5.10	180,738
	03/09/06	03/09/06	—	—	—	—	—	—	—	15,000	(4)	5.10	5.10	20,673
Audrey Jakubowski	03/24/06	03/24/06	—	—	—	—	—	—	—	10,000	(5)	5.74	5.74	33,904
	05/02/06	05/02/06	—	—	—	—	—	—	—	15,200	(6)	5.38	5.38	50,405
	05/03/06	07/21/04	—	—	—	—	—	—	—	6,000	(2)	5.22	5.22	19,305
Michael Molkentin	03/09/06	03/09/06	—	—	—	—	—	—	—	60,000	(3)	5.10	5.10	180,738
	03/09/06	03/09/06	—	—	—	—	—	—	—	15,000	(7)	5.10	5.10	20,673

(1)             Option vests as to 1/12th of the shares on February 1, 2006 and at the end of each full month thereafter.

(2)             Option 100% vested on grant date.

(3)             Option vests as to 1/48th of the shares on April 9, 2006 and on each one month anniversary thereafter.

(4)             Option vests upon the achievement of performance milestones to be determined by the Compensation Committee, having a term expiring upon the earlier of (i) March 9, 2007 in the event the milestones have not been met as of such date, or (ii) March 9, 2016. This option did not vest, as Mr. Jacobs left the Company on December 31, 2006.

(5)             Option vests upon the United States Food and Drug Administration approval of Dacogen.

(6)             Option vests as to 1/19th of the shares on June 1, 2006 and on each one month anniversary thereafter.

(7)             Unvested option expired on March 9, 2007.

(8)             Reflects the grant date fair value of each equity award computed in accordance with SFAS 123R. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers.

Outstanding Equity Awards at 2006 Fiscal Year-End

The table below shows all outstanding equity awards held by the Named Executive Officers at the end of our fiscal year ended December 31, 2006. There were no outstanding stock awards held by Named Executive Officers at December 31, 2006.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration
Name	Grant Date	Exercisable(1)	Unexercisable		(#)		($)	Date
James S.J. Manuso	02/07/01	50,000	—		—		12.88	02/07/11
	09/19/02	25,000	—		—		2.76	09/19/12
	11/05/02	15,000	—		—		3.68	11/05/12
	03/28/03	40,000	—		—		2.46	03/28/13
	05/22/03	7,500	—		—		4.03	05/22/13
	05/22/03	60,000	—		—		4.03	05/22/13
	09/04/03	7,500	—		—		5.69	09/04/13
	01/02/04	250,000	—		—		11.27	01/02/14
	01/02/04	—	—		50,000	(2)	11.27	01/02/14
	01/02/04	—	—		50,000	(3)	11.27	01/02/14
	01/02/04	200,000	—		—		11.27	01/02/14
	01/02/04	—	—		200,000	(4)	11.27	01/02/14
	01/02/04	—	—		50,000	(5)	11.27	01/02/14
	01/02/04	—	—		100,000	(6)	11.27	01/02/14
	01/02/04	—	—		100,000	(7)	11.27	01/02/14
	01/02/04	250,000	—		—		11.27	01/02/14
	01/03/05	250,000	—		—		6.10	01/03/15
	01/03/06	250,000	—		—		5.03	01/03/16
	08/31/06	200,000	—		—		4.87	08/31/16
Edward L. Jacobs	09/24/01	100,000	—		—		7.03	09/24/11
	11/04/02	20,000	—		—		3.26	11/04/12
	05/10/04	51,667	28,333	(8)	—		7.05	05/10/14
	03/09/06	11,250	48,750	(9)	—		5.10	03/09/16
	03/09/06	—	—		15,000	(10)	5.10	03/09/16
Audrey Jakubowski	08/21/98	23,000	—		—		7.44	08/21/08
	10/23/00	3,000	—		—		11.75	10/23/10
	02/14/01	24,000	—		—		11.81	02/14/11
	05/20/02	2,000	—		—		4.57	05/20/12
	10/17/02	9,700	—		—		1.75	10/17/12
	08/18/03	35,000	—		—		4.55	08/18/13
	04/08/04	2,000	—		—		7.39	04/08/14
	10/29/04	4,000	—		—		6.10	10/29/14
	03/24/06	10,000	—		—		5.74	03/24/16
	05/02/06	5,600	9,600	(11)	—		5.38	05/02/16
	05/03/06	6,000	—		—		5.22	05/03/16
Michael Molkentin	11/04/03	77,083	22,917	(12)	—		10.03	11/04/13
	03/04/05	10,938	14,062	(13)	—		4.89	03/04/15
	03/09/06	11,250	48,750	(9)	—		5.10	03/09/16
	03/09/06	—	—		15,000	(14)	5.10	03/09/16

          (1)   Options vested as of December 31, 2006.

          (2)   Performance option vests upon European Approval of Orathecin.

          (3)   Performance option vests upon European Approval of Decitabine.

          (4)   Performance option vests upon the Company achieving annual gross sales of $30 million or more.

          (5)   Performance option vests upon the acquisition from a third party of at least one Phase II or more advanced stage compound.

          (6)   Performance option vests upon completion of Phase III of a compound acquired during  Dr. Manuso’s  tenure as the Company’s Chief Executive Officer during the term of  his employment agreement.

          (7)   Performance option vests upon FDA approval of a compound acquired by the Company during the term of  Dr. Manuso’s employment agreement.

          (8)   Option vests as to 1/48th of the shares on June 10, 2004 and on each one month anniversary thereafter.

          (9)   Option vests as to 1/48th of the shares on April 9, 2006 and on each one month anniversary thereafter.

    (10)   Option vests upon the achievement of performance milestones to be determined by the Compensation Committee, having a term expiring upon the earlier of (i) March 9, 2007 in the event the milestones have not been met as of such date, or (ii) March 9, 2016. This option did not vest, as Mr. Jacobs left the Company on December 31, 2006.

    (11)   Option vests as to 1/19th of the shares on June 1, 2006 and on each one month anniversary thereafter.

    (12)   Option vests as to 25% of the shares on November 4, 2004 and as to 1/48th of the shares at the end of each month thereafter.

    (13)   Option vests as to 1/48th of the shares on  April  4, 2005 and on each one month anniversary thereafter.

    (14)   Unvested option expired on March 9, 2007.

Option Exercises and Stock Vested

No stock options were exercised nor stock awards vested by the Named Executive Officers during the fiscal year ended December 31, 2006.

Potential Payments Upon Termination Following Change of Control

We have an employment agreement with Dr. Manuso, our President and Chief Executive Officer, that was effective on January 1, 2004 and terminated on December 31, 2006 (the “2004-06 Agreement”). Prior to the expiration of the 2004-06 Agreement, we entered into a new employment agreement with Dr. Manuso for a term of employment commencing on January 1, 2007 through December 31, 2009 (the “New Agreement”). The 2004-06 Agreement requires specific payments and/or benefits to be provided to Dr. Manuso in the event of the termination of his employment following a change of control of the Company. We do not have agreements with any of our other executive officers that provide for benefits upon termination or change of control.

2004-06 Agreement.   Dr. Manuso’s employment agreement defines “change of control” as the occurrence of any of the following events:

•       Any “person” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

•       The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

•       The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Involuntary Termination,” as used in the agreement, means the following:

•       Without Dr. Manuso’s express written consent, a significant reduction of his duties, position or responsibilities relative to his duties, position or responsibilities in effective immediately prior to such reduction;

•       Without Dr. Manuso’s express written consent, a substantial reduction, without good business reasons, of the facilities and prerequisites (including office space and location) available to Dr. Manuso immediately prior to such reduction;

•       Without Dr. Manuso’s express written consent, a material reduction by the Company of his base salary as in effect immediately prior to such reduction;

•       Without Dr. Manuso’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which he is entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced;

•       Without Dr. Manuso’s express written consent, his relocation to a facility or a location more than 50 miles from the current location of the Company; or

•       Any purported termination of Dr. Manuso other than for Cause.

“Cause,” as used in the agreement, means the following:

•       Any act of personal dishonesty taken by Dr. Manuso in connection with his responsibilities as a service provider which is intended to result in his personal enrichment;

•       Any act by Dr. Manuso that constitutes material misconduct and is injurious to the Company;

•       Dr. Manuso’s conviction of a felony; or

•       Continued violations by Dr. Manuso of his obligations to the Company.

The agreement provides that if Dr. Manuso’s employment with the Company is terminated by the Company as a result of an Involuntary Termination within one year following a change of control, he shall be entitled to the following benefits:

•       A lump sum payment equivalent to one year of his then-current base salary;

•       A lump sum payment equivalent to any unpaid amount of bonus due to him (up to a maximum of $500,000); and

•       Full acceleration of the vesting of any then unvested stock options held by him.

Estimated Value of Change of Control Benefits

If a change of the control of the Company occurred on December 31, 2006, and Dr. Manuso’s employment was terminated concurrently as a result of an Involuntary Termination, he would be entitled to the following benefits:

•       A lump sum payment of $460,531, representing one year of his 2006 base salary;

•       A lump sum of $350,000, representing a guaranteed annual bonus of $100,000 and an annual performance bonus of $250,000; and

•       Acceleration of vesting of outstanding and unvested options to purchase 550,000 shares as of December 31, 2006. As the exercise price related to these options exceeded the fair market value of SuperGen’s stock at December 31, 2006, these options had no intrinsic value at December 31, 2006.

The actual amount of the benefits paid to Dr. Manuso in the event of a change of control can only be determined at the time of his termination from the Company.

New Agreement.   The New Agreement, which is currently in effect, provides for substantially similar benefits to be provided in the event of Dr. Manuso’s involuntary termination following a change of control.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% of Class Stockholders”) to file with the SEC reports of ownership on Form 3 and reports on changes in ownership on Form 4 or Form 5. Such executive officers, directors and 10% of Class Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, for the fiscal year ended December 31, 2006, through the Record Date, its executive officers, directors and 10% of Class Stockholders complied with all applicable Section 16(a) filing requirements, except that director Allan R. Goldberg was late filing one Form 4 to report one transaction.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors serves as the representative of the Board of Directors for general oversight of SuperGen’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. SuperGen’s management has primary responsibility for preparing SuperGen’s financial statements and financial reporting process. SuperGen’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of SuperGen’s fiscal year 2006 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1.              The Audit Committee has reviewed and discussed the audited financial statements with SuperGen’s management.

2.              The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented.

3.              The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with them their independence.

4.              Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC. Such Form 10-K was filed with the SEC on March 16, 2007.

The Board of Directors has adopted and restated a written charter for the Audit Committee as of March 15, 2007, which is available on our website at www.supergen.com. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Charles J. Casamento, Chairman
Thomas V. Girardi
Walter J. Lack

OTHER MATTERS

As of the date hereof, the Board is not aware of any other matters to be submitted at the annual meeting. No proposals were received from stockholders prior to the applicable deadlines. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

INCORPORATION BY REFERENCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the section of this Proxy Statement entitled “Report of the Audit Committee of the Board of Directors” and “Compensation Committee Report” shall not be deemed “filed” with the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, unless specifically otherwise provided in any such filings.

THE BOARD OF DIRECTORS
Dublin, California
April 30, 2007

Whether or not you plan to attend the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the annual meeting.

SUPERGEN, INC.
2007 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of SuperGen, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 2007, and hereby appoints James S.J. Manuso and Michael Molkentin, and each of them individually, its proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SuperGen, Inc. to be held on June 14, 2007, at 2:00 p.m. local time, at 4140 Dublin Boulevard, Dublin, California 94568, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matter set forth on the reverse side and, in his discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your SuperGen account online.

Access your SuperGen stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for SuperGen, Inc., now makes it easy and convenient to get current information on your shareholder account.

•  View account status

•  Make address changes

•  View certificate history

•  Establish/change your PIN

•  Enroll for electronic delivery of annual reports,  proxy statements, and other stockholder communications.

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Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

	FOR ALL NOMINEES	WITHHELD FOR ALL NOMINEES
1. ELECTION OF DIRECTORS:	☐	☐
Nominees:
01 James S.J. Manuso,
02 Charles J. Casamento,
03 Thomas V. Girardi,
04 Allan R. Goldberg,
05 Walter J. Lack,
06 Michael D. Young

Withheld for nominees listed below (Write nominee’s name in space provided below):

	FOR	AGAINST	ABSTAIN
2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof, including any postponement or adjournment of a meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature(s)	Dated	, 2007

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

FOLD AND DETACH HERE

You can view the SuperGen, Inc. 2006 Annual Report, the
12/31/06 Form 10-K, and the Proxy Statement on the
internet at www.supergen.com/financialinfo2006